Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-253366 on Form S-1 of Vine Energy Inc. of our report dated February 17, 2021 relating to the financial statements of Vine Oil & Gas LP. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 3, 2021